UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): September 4, 2007
NAVISITE, INC.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	000-27597 (Commission File No.)	52-2137343 (IRS Employer Identification No.)

400 Minuteman Road Andover, Massachusetts (Address of principal executive offices)	01810 (Zip Code)
(978) 682-8300
(Registrant’s telephone number, including area code)
Not Applicable
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.02 Unregistered Sales Of Equity Securities.
On August 31, 2007, SPCP Group, LLC and SPCP Group III LLC completed partial exercises of warrants, dated as of April 11, 2006 (the “Warrants”), held by each entity for the purchase of 7,875 and 2,625 shares of common stock of NaviSite, Inc. (the “Company”), respectively. SPCP Group, LLC previously completed partial exercises of the warrant held by SPCP Group, LLC as follows:

Exercise Date (2007)	Number of shares purchased
August 29	3,150
August 28	24,375
August 24	26,250
August 21	450
July 13	4,500
July 12	2,849
July 11	30,450
SPCP Group III LLC previously completed partial exercises of the warrant held by SPCP Group III LLC as follows:

Exercise Date (2007)	Number of shares purchased
August 29	9,175
August 24	8,750
August 21	150
July 13	1,500
July 12	179,051
July 11	10,150
The exercise price paid upon exercise of the Warrants was $0.01 per share for a total of $3,113.00, which has been received by the Company. The Company relied on the exemption from registration provided by Section 4(2) of the Securities Act of 1933, as amended (the “Securities Act”), as a sale by the Company not involving a public offering. No underwriters were involved with the issuance of the shares issuable upon exercise of the Warrants.

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NaviSite, Inc.
	By:	/s/ James W. Pluntze
James W. Pluntze
Date: September 4, 2007		Chief Financial Officer